Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (No. 333-257001) and S-3 (No. 333-257857) of Village Farms International, Inc. of our report dated March 9, 2023 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/PricewaterhouseCoopers LLP

Chartered Professional Accountants
Vancouver, Canada

March 9, 2023